Exhibit 99.1

GigOptix Reports Second Quarter Fiscal 2013 Financial Results

•	Revenue of $6.8 million, in-line with guidance provided on May 9, 2013

•	Non-GAAP gross margin remained a record 65 percent

•	Non-GAAP net income $0.00 per diluted share

•	Adjusted EBITDA of $0.7 million

•	Revenue expected to increase approximately 5% in Q3 FY 13 with continued growth in Q4 FY 13

SAN JOSE, Calif. – August 5, 2013 – GigOptix, Inc. (NYSE MKT: GIG), a leading supplier of advanced semiconductor and optical communications components, today announced the financial results for its second quarter of fiscal year 2013, which ended June 30, 2013.

Second Quarter Fiscal 2013 GAAP Results

Total revenue in the second quarter of fiscal 2013 was $6.8 million. This compares with revenue of $9.6 million in the second quarter of fiscal 2012 and $6.9 million in the first quarter of fiscal 2013.

Gross margin was 62 percent in the second quarter of fiscal 2013, compared with 53 percent in the second quarter of fiscal 2012, and 62 percent in the first quarter of fiscal 2013.

Net loss was $1.4 million, or a net loss of ($0.06) per share, in the second quarter of fiscal 2013. This compares with a net loss of $1.6 million, or a net loss of ($0.08) per share, in the second quarter of fiscal 2012, and a net loss of $2.6 million, or a net loss of ($0.12) per share, in the first quarter of fiscal 2013.

Cash and cash equivalents at June 30, 2013, were $9.5 million.

Second Quarter Fiscal 2013 Non-GAAP Results1

Non-GAAP net income in the second quarter of fiscal 2013 was $0.1 million, or $0.00 per diluted share, and excludes approximately $0.7 million in stock-based compensation, $0.5 million in special litigation-related expenses, and $0.3 million in amortization of intangible assets. This compares with non-GAAP net income of $0.4 million, or $0.02 per diluted share in the second quarter of fiscal 2012, and non-GAAP net income of $0.2 million, or $0.01 per diluted share in the first quarter of fiscal 2013.

Non-GAAP gross margin was 65 percent, compared with 54 percent in the second quarter of fiscal 2012 and 65 percent in the first quarter of fiscal 2013.

Adjusted EBITDA for the second quarter of 2013 was $0.7 million. This compares with Adjusted EBITDA of $1.2 million in the second quarter of fiscal 2012, and Adjusted EBITDA of $0.7 million in the first quarter of fiscal 2013.

“In the second quarter we achieved our second consecutive quarter of non-GAAP profitability while maintaining record non-GAAP gross margin in spite of the continued challenging conditions we faced in several of our served markets,” said Dr. Avi Katz, Chairman and Chief Executive Officer of GigOptix, Inc. “We continued to make important progress during the second quarter with the joint development programs (JDP) we have with major Tier-1 OEMs, with JDP revenue again exceeding $1 million in the quarter. We are on track to deliver customized reference design platforms for next generation telecom products, customized trans-impedance amplifiers (TIA) and drivers, and applications for the consumer electronics market, including key components to be used in gesture recognition devices. As we have previously discussed, these JDP contracts are important to our long-term growth as they support deployment of production parts towards the end of 2013 and the beginning of 2014.

“While market conditions have been tough for an extended period, I am increasingly optimistic that revenue in the second half of 2013 will be higher than the first half. My confidence is supported by what appears to be a gradual improvement in our telecom business, primarily in the fast growing 100 gigabit segment where we command a roughly 50% share of the 100Gbps coherent driver market, which is being led by the introduction of our next generation TIAs and drivers. In addition, we see continued improvement in the datacom market where we have established a market leadership in optical engines for Active Optical Cables,” said Dr. Katz. “In our Industrial business, we are confident that revenue should increase later in 2013 as design wins with new products go into production.

“Now that we are seeing the beginning of a recovery in the telecom market, along with improvement in other parts of our business, our board of directors believes that this is the right time to reinstate the compensation and benefits for the Company’s employees to the levels they were at prior to the across the board reductions implemented early this year in response to the challenging times. It is important that we restore these previous reductions and recognize our employees for their hard work after a difficult period. We want to personally thank all of the GigOptix team for their shared sacrifice in helping support the Company’s cash position and to get us back to profitability in such a short period of time,” said Dr. Katz.

“As we prepare to head to trial on August 26, 2013, in our lawsuit against defendants M/A-COM Technology Solutions, Inc. (MACOM), MACOM’s subsidiary Optomai, Inc., and three former GigOptix employees, we are continuing to incur expenses in support of this lawsuit. We believe that this investment in the litigation is warranted by the evidence which we have obtained through the forensic and other discovery which we have conducted, as well as the process to date in the judicial system. Most recently, this past week, the Superior Court of Santa Clara County, California after considering the evidentiary record denied motions filed by the defendants to stay the lawsuit, which followed a ruling last month against the defendants preserving our right to bring to trial all of our claims against the defendants,” said Dr. Katz. “More information regarding these motions, including certain of the evidence considered by the Superior Court, can be seen in the Superior Court’s records.”

Financial Outlook

“With a better outlook in our 100Gbps telecom business, continued strength in the datacom market, and ramp of new products into both existing and new markets later this year, we believe revenue in the third quarter will be up approximately 5 percent from the second quarter,” said Curt Sacks, Senior Vice President and Chief Financial Officer of GigOptix, Inc. “Based on our current expectations, we believe that revenue will continue to grow in the fourth quarter.”

Financial Results Webcast / Conference Call

GigOptix will host a conference call and webcast with investors today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time) to discuss the second quarter fiscal 2013 financial results, and the business outlook. Investors and other interested parties may access the call by dialing (800) 901-5213 in the U.S, or (617) 786-2962 outside of the U.S., and entering the passcode 34132933. The conference call replay will be available beginning two hours after the call until midnight Eastern Time on August 12, 2013. The replay dial-in number is (888) 286-8010, and the passcode is 93960694. International callers should dial (617) 801-6888 and enter the same passcode at the prompt. Additionally, this conference call will be broadcast live over the Internet and can be accessed by all interested parties on the Investor Relations section of the Company’s website at http://www.gigoptix.com.

[1]

Non-GAAP Measures - GigOptix reports revenue, gross margin, operating expense, operating income and net loss on a Generally Accepted Accounting Principles (GAAP) and non-GAAP basis. In addition, it reports Adjusted EBITDA. These non-GAAP measures are provided to enhance investors’ overall understanding of GigOptix financial performance. These measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for, or superior to GAAP results. A reconciliation of these GAAP to non-GAAP measurements and Adjusted EBITDA for the three and six months ended June 30, 2013 and July 1, 2012 can be found in the “Reconciliation of GAAP to Non-GAAP Financial Information” table attached to this press release.

About GigOptix, Inc.

GigOptix is a leading fabless supplier of semiconductor and optical components that enable high-speed end-to-end information streaming over the network and address emerging high-growth opportunities in the communications, industrial, defense and avionics industries. GigOptix offers a unique broad portfolio of Drivers, TIAs and TFPSTM optical modulators for 40G, 100G and 400G fiber-optic telecommunications and data-communications networks, and high performance MMIC solutions that enable next generation wireless microwave systems up to 90GHz. GigOptix also offers a wide range of digital and mixed-signal ASIC solutions and enables product lifetime extension through its GigOptix Sunset Rescue Program.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including the bringing of products to market with full documentation. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding growth, opportunities, continued traction, contracts, improvements and our statements under the heading “Financial Outlook.” Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: the ability to extend product offerings into new areas or products, the ability to commercialize licensed technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products that were developed this year and last year, trends and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, our ability to control our costs of goods sold, our ability to attract and retain qualified personnel, the ability to move product sales to production levels, the ability to compete for client design-in opportunities, the ability to cross-sell to new clients and to diversify, the success of product sales in new markets or of recently produced product offerings, including bundled product solutions, the amount of cost savings, the ability to improve productivity, the ability to pursue and attract other merger and acquisition opportunities, our ability to enforce intellectual property rights, and the ability to maintain and continue relationships with government agencies. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s filings with the SEC, and in the Company’s other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

Investors

Darrow Associates, Inc.

Jim Fanucchi, (408) 404-5400

ir@gigoptix.com

(TABLES TO FOLLOW)

####

GIGOPTIX, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Six months ended
	June 30, 2013%		July 1, 2012%		June 30, 2013%		July 1, 2012%
Total revenue	$6,831	100%	9,588	100%	13,752	100%	18,739	100%
Total cost of revenue	2,578	38%	4,537	47%	5,214	38%	8,715	47%

Gross profit	4,253	62%	5,051	53%	8,538	62%	10,024	53%

Research and development expense	3,177	47%	3,445	36%	6,413	47%	6,828	36%
Selling, general and administrative expense	2,041	30%	3,152	33%	4,394	32%	5,959	32%
Restructuring expense, net	—	0%	(114)	–1%	950	7%	93	0%
Special litigation-related expense	472	7%	212	2%	887	6%	353	2%

Total operating expenses	5,690	83%	6,695	70%	12,644	92%	13,233	71%

Loss from operations	(1,437)	–21%	(1,644)	–17%	(4,106)	–30%	(3,209)	–17%
Interest expense, net	(25)	0%	(41)	0%	(79)	–1%	(193)	–1%
Other income (expense), net	88	1%	72	1%	256	2%	57	0%

Loss before provision for income taxes	(1,374)	–20%	(1,613)	–17%	(3,929)	–29%	(3,345)	–18%
Provision for income taxes	14	0%	18	0%	27	0%	34	0%

Net loss	$(1,388)	–20%	$(1,631)	–17%	$(3,956)	–29%	$(3,379)	–18%

Basic and diluted net loss per share	$(0.06)		$(0.08)		$(0.18)		$(0.16)
Weighted average number of shares used in per share calculations - basic and diluted	21,628		21,502		21,588		21,528

GIGOPTIX, INC.

NON-GAAP CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

(Unaudited)

	Three months ended				Six months ended
	June 30, 2013%		July 1, 2012%		June 30, 2013%		July 1, 2012%
Total revenue	$6,831	100%	$9,588	100%	13,752	100%	18,739	100%
Total cost of revenue	2,397	35%	4,372	46%	4,831	35%	8,413	45%

Gross profit	4,434	65%	5,216	54%	8,921	65%	10,326	55%

Research and development expense	2,946	43%	2,838	30%	5,859	43%	5,926	32%
Selling, general and administrative expense	1,464	21%	2,006	21%	2,981	22%	4,254	23%

Total operating expenses	4,410	65%	4,844	51%	8,840	64%	10,180	54%

Income from operations	24	0%	372	4%	81	1%	146	1%
Interest expense, net	(25)	0%	(41)	0%	(79)	–1%	(193)	–1%
Other income (expense), net	88	1%	72	1%	256	2%	57	0%

Income before provision for income taxes	87	1%	403	4%	258	2%	10	0%
Provision for income taxes	14	0%	18	0%	27	0%	34	0%

Net income (loss)	$73	1%	$385	4%	$231	2%	$(24)	0%

Basic net income (loss) per share	$0.00		$0.02		$0.01		$(0.00)
Diluted net income (loss) per share	$0.00		$0.02		$0.01		$(0.00)

Weighted average number of shares used in basic per share calculation	21,628		21,502		21,588		21,528
Weighted average number of shares used in diluted per share calculation	22,101		22,779		22,115		21,528

GIGOPTIX, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

(Unaudited)

	June 30,	December 31,	Net Change
	2013	2012	$	%
ASSETS
Current assets:
Cash and cash equivalents	$9,506	$10,147	$(641)	(6%)
Accounts receivable, net	6,408	5,056	1,352	27%
Inventories	3,953	4,111	(158)	(4%)
Prepaid and other current assets	461	295	166	56%

Total current assets	20,328	19,609	719	4%
Property and equipment, net	3,632	4,579	(947)	(21%)
Intangible assets, net	3,766	4,270	(504)	(12%)
Goodwill	9,860	9,860	—	0%
Restricted cash	282	282	—	0%
Other assets	211	228	(17)	(7%)

Total assets	$38,079	$38,828	$(749)	(2%)

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,902	$3,174	$(1,272)	(40%)
Accrued compensation	874	846	28	3%
Line of credit	6,000	3,600	2,400	67%
Other current liabilities	2,903	3,080	(177)	(6%)

Total current liabilities	11,679	10,700	979	9%
Other long-term liabilities	898	1,128	(230)	(20%)

Total liabilities	12,577	11,828	749	6%

Stockholders’ Equity
Common stock	22	22	—	0%
Additional paid-in capital	125,819	123,386	2,433	2%
Treasury stock, at cost; 701,754 shares as of June 30, 2013 and December 31, 2012, respectively.	(2,209)	(2,209)	—
Accumulated other comprehensive income	323	298	25	8%
Accumulated deficit	(98,453)	(94,497)	(3,956)	4%

Total stockholders’ equity	25,502	27,000	(1,498)	(6%)

Total liabilities and stockholders’ equity	$38,079	$38,828	$(749)	(2%)

GIGOPTIX, INC.

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three months ended,		Six months ended,
	June 30, 2013	July 1, 2012	June 30, 2013	July 1, 2012
GAAP Total cost of revenue	$2,578	$4,537	$5,214	$8,715
Stock-based compensation	(59)	(43)	(139)	(58)
Amortization of intangible assets	(122)	(122)	(244)	(244)

Non-GAAP Total cost of revenue	$2,397	$4,372	$4,831	$8,413

GAAP Gross profit	$4,253	$5,051	$8,538	$10,024
Stock-based compensation	59	43	139	58
Amortization of intangible assets	122	122	244	244

Non-GAAP Gross profit	$4,434	$5,216	$8,921	$10,326

GAAP - Operating expenses	$5,690	$6,695	$12,644	$13,233
Stock-based compensation	(679)	(1,623)	(1,707)	(2,346)
Amortization of intangible assets	(129)	(130)	(260)	(261)
Restructuring expense, net	—	114	(950)	(93)
Special litigation-related expense	(472)	(212)	(887)	(353)

Non-GAAP Operating expenses	$4,410	$4,844	$8,840	$10,180

GAAP Loss from operations	$(1,437)	$(1,644)	$(4,106)	$(3,209)
Stock-based compensation	738	1,666	1,846	2,404
Amortization of intangible assets	251	252	504	505
Restructuring expense, net	—	(114)	950	93
Special litigation-related expense	472	212	887	353

Non-GAAP Income from operations	$24	$372	$81	$146

GAAP - Net loss	$(1,388)	$(1,631)	$(3,956)	$(3,379)
Stock-based compensation	738	1,666	1,846	2,404
Amortization of intangible assets	251	252	504	505
Restructuring expense, net	—	(114)	950	93
Special litigation-related expense	472	212	887	353

Non-GAAP Net Income (loss)	$73	$385	$231	$(24)

Adjusted EBITDA reconciliation:
Loss from operations	$(1,437)	$(1,644)	$(4,106)	$(3,209)
Restructuring expense, net	—	(114)	950	93
Depreciation and amortization	967	1,060	1,881	2,054
Stock-based compensation	738	1,666	1,846	2,404
Special litigation-related expense	472	212	887	353

Adjusted EBITDA	$740	$1,180	$1,458	$1,695